Exhibit 99.1

FOR IMMEDIATE RELEASE

TUESDAY, NOVEMBER 12, 2024

SOTHERLY HOTELS INC. REPORTS FINANCIAL RESULTS

FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2024

Williamsburg, Virginia – November 12, 2024 – Sotherly Hotels Inc. (NASDAQ: SOHO), (“Sotherly” or the “Company”), a self-managed and self-administered lodging real estate investment trust (a “REIT”), today reported its consolidated results for the third quarter ended September 30, 2024. The Company’s results include the following*:

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
	($ in thousands except per share data)		($ in thousands except per share data)
Total revenue	$40,700	$39,181	$137,943	$131,690
Net loss attributable to common stockholders	(5,604)	(3,904)	(3,641)	(1,353)

EBITDA	6,424	6,539	31,501	30,589
Hotel EBITDA	8,087	7,567	36,145	34,488

FFO attributable to common stockholders and unitholders	(871)	86	10,446	11,277
Adjusted FFO attributable to common stockholders and unitholders	(348)	50	12,336	11,739

Net loss per common share - diluted	$(0.29)	$(0.20)	$(0.19)	$(0.08)
FFO per common share and unit	$(0.04)	$0.00	$0.53	$0.58
Adjusted FFO per common share and unit	$(0.02)	$0.00	$0.62	$0.60

(*) Earnings before interest, taxes, depreciation and amortization (“EBITDA”), Hotel EBITDA, Funds From Operations (“FFO”) attributable to common stockholders and unitholders, Adjusted FFO attributable to common stockholders and unitholders, FFO per common share and unit and Adjusted FFO per common share and unit are non-GAAP financial measures. See further discussion of these non-GAAP measures, including definitions related thereto, and reconciliations to net income (loss) later in this press release. The Company is the sole general partner of Sotherly Hotels LP, a Delaware limited partnership (the “Operating Partnership”), and all references in this release to the “Company,” “Sotherly,” “we,” “us,” and “our” refer to Sotherly Hotels Inc., its Operating Partnership and its subsidiaries and predecessors, unless the context otherwise requires or it is otherwise indicated.

HIGHLIGHTS

•
RevPAR. Room revenue per available room (“RevPAR”) for the Company’s composite portfolio, which includes the rooms participating in our rental programs at the Lyfe Resort & Residences (f/k/a Hyde Resort & Residences) and the Hyde Beach House Resort & Residences, increased 4.1% to $107.02, for the three months ended September 30, 2024, from $102.82 in the comparable period in 2023. Changes in RevPAR were driven by a 7.8% increase in occupancy to 66.3% from 61.5% in the comparable 2023 period, and a (3.4)% decrease in the average daily rate (“ADR”) to $161.37 for the three months ended September 30, 2024, from $167.10 for the comparable period in 2023. For the nine months ended September 30, 2024, RevPAR increased to $122.71, from $117.89 in the comparable period in 2023. Changes in RevPAR were driven by an increase in the occupancy to 68.2% for the nine months ended September 30, 2024, from 63.8% for the comparable period in 2023 and by a decrease in ADR to $179.92 from $184.83 in the comparable 2023 period.
•
Revenue. Total revenue increased to approximately $40.7 million, from approximately $39.2 million, for the three months ended September 30, 2024 and 2023, respectively. For the nine months ended September 30, 2024, total revenue increased to approximately $137.9 million, from approximately $131.7 million during the comparable period in 2023.
•
Net loss attributable to common stockholders. For the three months ended September 30, 2024, net loss attributable to common stockholders increased approximately $1.7 million, compared to the three months ended September 30, 2023, from a loss of approximately $3.9 million to a loss of approximately $5.6 million. For the nine months ended September 30, 2024, net loss attributable to common stockholders increased 169.2%, or approximately $2.3 million, over the nine months ended September 30, 2023, from a loss of approximately $1.4 million to a loss of approximately $3.6 million.

•
Hotel EBITDA. Hotel EBITDA increased to approximately $8.1 million for the three months ended September 30, 2024, from approximately $7.6 million for the comparable period in 2023. Hotel EBITDA for the nine months ended September 30, 2024 increased approximately $1.7 million to approximately $36.1 million, from approximately $34.5 million generated in the comparable 2023 period.
•
Adjusted FFO attributable to common stockholders and unitholders. For the three months ended September 30, 2024, Adjusted FFO attributable to common stockholders and unitholders decreased 791.7%, or approximately $0.4 million, over the three months ended September 30, 2023, from approximately $0.1 million to approximately $(0.3) million. For the nine months ended September 30, 2024, adjusted FFO attributable to common stockholders and unitholders increased 5.1%, or by approximately $0.6 million, over the nine months ended September 30, 2023, from approximately $11.7 million to approximately $12.3 million.
•
Preferred Dividends. On October 29, 2024 the Company announced a quarterly cash dividend of $0.50 per share of beneficial interest of the Company’s 8.0% Series B Cumulative Redeemable Perpetual Preferred Stock; a quarterly cash dividend of $0.492188 per share of beneficial interest of the Company’s 7.875% Series C Cumulative Redeemable Perpetual Preferred Stock; and a quarterly cash dividend of $0.515625 per share of beneficial interest of the Company’s 8.25% Series D Cumulative Redeemable Perpetual Preferred Stock. Each of the Series B, Series C and Series D preferred dividends will be paid on December 16, 2024 to shareholders of record as of November 29, 2024.

Dave Folsom, President and Chief Executive Officer of Sotherly Hotels Inc., commented, "In the third quarter, Sotherly’s portfolio continued to experience year-over-year growth in both total revenues and Hotel EBITDA, compared to the same period in 2023. Our refinancing of the mortgage at our Jacksonville Doubletree location was a major milestone and highlight for the Company in the quarter, given the current tough conditions in the mortgage and lending markets for commercial properties. The mortgage provides for nearly $9.5 million in available financing to fund life cycle capital improvements at this property, which will commence in early Q2 of 2025 and conclude at the end of 2026. Also in the quarter, Hurricane Helene impacted Florida. In our portfolio, only the Hotel Alba in Tampa was materially impacted by the storm, which was the most severe hurricane to hit Tampa in 100 years. The storm produced a record surge two feet greater than any previously measured. Our hotel experienced flooding on its ground floor that resulted in a material casualty to interior spaces and systems. The hotel remained open, and remediation and restoration commenced immediately. The hotel is fully insured, has remained open, and the Company expects to recover lost revenues through business interruption insurance. Our staff and partners did a superb job in handling this dangerous casualty."

Balance Sheet/Liquidity

As of September 30, 2024, the Company had approximately $32.5 million of available cash and cash equivalents, of which approximately $18.5 million was reserved for real estate taxes, insurance, capital improvements and certain other expenses or otherwise restricted. The Company had principal balances of approximately $321.3 million in outstanding debt, including mortgage and unsecured principal balances, at a weighted average interest rate of approximately 5.95%.

Other Events

On July 8, 2024, affiliates of the Company entered into loan documents to secure a mortgage loan on the DoubleTree by Hilton Jacksonville Riverfront hotel located in Jacksonville, FL with Fifth Third Bank, N.A. Pursuant to the loan documents, the mortgage loan: (i) has an initial principal balance of $26.25 million (the "Initial Tranche"), with an additional $9.49 million available to fund a product improvement plan at the hotel (the "Renovation Tranche"); (ii) has a 5-year term maturing on July 8, 2029; (iii) carries a floating interest rate of SOFR plus 3.00%; (iv) amortizes the Initial Tranche on a 25-year schedule at 7.0% interest rate and requires payments of interest only on the Renovation Tranche; (v) is guaranteed by the Operating Partnership, with the guarantee reducing to 25% upon achieving a 1.35x debt service coverage ratio (DSCR) for two consecutive quarters following a renovation period; and (vi) contains customary representations, warranties, covenants and events of default for a mortgage loan.

On August 14, 2024, affiliates of the Company entered into loan documents to secure a second mortgage loan on the DeSoto hotel located in Savannah, GA with MONY Life Insurance Company. Pursuant to the loan documents, the second mortgage: (i) has an initial principal balance of $5.0 million; (ii) has a maturity date of July 1, 2026; (iii) carries a fixed interest rate of 7.50%; (iv) amortizes on a 25-year schedule; (v) allows for prepayment with a premium due; and (vi) contains customary representations, warranties, covenants and events of default for a mortgage loan.

2024 Outlook

The Company is updating its previously issued guidance for 2024, accounting for current and expected performance within its portfolio, taking into account market conditions, the refinance of the mortgage on the DoubleTree by Hilton Jacksonville Riverfront, the second mortgage on The DeSoto hotel in Savannah, Georgia and weather-related events including Hurricane Helene. The updated guidance is predicated on estimates of occupancy and ADR that are consistent with the most recent 2024 calendar year forecasts by Smith Travel Research for the market segments in which the Company operates. The table below reflects the Company’s projections, within a range, of various financial measures for 2024, in thousands of dollars, except per share and RevPAR data:

	Previous 2024 Guidance		Revised 2024 Guidance
	Low Range	High Range	Low Range	High Range

Total revenue	$178,952	$182,567	$177,795	$180,138
Net (loss) income	1,598	2,593	(497)	100
Net loss attributable to common stockholders and unitholders	(6,377)	(5,382)	(8,472)	(7,875)

EBITDA	39,858	40,853	38,993	39,590
Hotel EBITDA	46,103	46,898	44,974	45,571

FFO attributable to common stockholders and unitholders	12,373	13,368	10,481	11,078
Adjusted FFO attributable to common stockholders and unitholders	12,778	13,773	12,821	13,418

Net loss per share attributable to common stockholders	$(0.32)	$(0.27)	$(0.43)	$(0.40)
FFO per common share and unit	$0.62	$0.67	$0.53	$0.56
Adjusted FFO per common share and unit	$0.64	$0.69	$0.65	$0.68
Rev PAR	$117.16	$119.52	$115.51	$117.03
Hotel EBITDA margin	25.8%	25.7%	25.3%	25.3%

Earnings Call/Webcast

The Company will conduct its third quarter 2024 conference call for investors and other interested parties at 10:00 a.m. Eastern Time on Tuesday, November 12, 2024. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 833-470-1428 (United States) and enter access code 033574. To participate on the webcast, log on to www.sotherlyhotels.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour after completion of the live call on November 12, 2024 through November 19, 2024. To access the rebroadcast, dial 866-813-9403 and enter access code 629306.

About Sotherly Hotels Inc.

Sotherly Hotels Inc. is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper-upscale full-service hotels in the Southern United States. Sotherly may also opportunistically acquire hotels throughout the United States. Currently, the Company’s portfolio consists of investments in ten hotel properties, comprising 2,786 rooms, as well as interests in two condominium hotels and their associated rental programs. The Company owns hotels that operate under the Hilton Worldwide and Hyatt Hotels Corporation brands, as well as independent hotels. Sotherly Hotels Inc. was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information, please visit www.sotherlyhotels.com.

Contact at the Company:

Mack Sims

Vice President – Operations & Investor Relations

Sotherly Hotels Inc.

306 South Henry Street, Suite 100

Williamsburg, Virginia 23185

757.229.5648

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our current strategies, expectations, and future plans are generally identified by our use of words, such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity,” and similar expressions, whether in the negative or affirmative, but the absence of these words does not necessarily mean that a statement is not forward-looking. We also sometimes refer to our booking pace. Booking pace is an industry term that we define as the estimated value of committed future bookings at a given point in time. Booking pace can be further separated into various segments, including group booking pace or business travel booking pace. All statements regarding our expected financial position, booking pace, business and financing plans are forward-looking statements.

Factors which could have a material adverse effect on the Company’s future operations, results, performance and prospects, include, but are not limited to: national and local economic and business conditions that affect occupancy rates and revenues at our hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition and new supply of hotel rooms, increases in wages, energy costs and other operating costs; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements, including loan modifications and, as necessary, to refinance or seek an extension of the maturity of such indebtedness or further modification of such debt agreements; risks associated with adverse weather conditions, including hurricanes; impacts on the travel industry from pandemic diseases, including COVID-19; the availability and terms of financing and capital and the general volatility of the securities markets; management and performance of our hotels; risks associated with maintaining our system of internal controls; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in our current and proposed market areas; risks associated with our ability to maintain our franchise agreements with our third party franchisors; our ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; our ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of real estate investment trusts (“REITs”); the Company’s ability to maintain its qualification as a REIT; and our ability to maintain adequate insurance coverage. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved.

Additional factors that could cause actual results to vary from our forward-looking statements are set forth under the section titled “Risk Factors” in our Annual Report on Form 10-K, in this press release and subsequent reports filed with the Securities and Exchange Commission. Except as required by law, the Company undertakes no obligation to and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

SOTHERLY HOTELS INC.

CONSOLIDATED BALANCE SHEETS

	September 30, 2024	December 31, 2023
	(unaudited)
ASSETS
Investment in hotel properties, net	$372,952,913	$354,919,106
Cash and cash equivalents	14,017,642	17,101,993
Restricted cash	18,488,112	9,134,347
Accounts receivable, net	3,185,999	5,945,724
Prepaid expenses, inventory and other assets	6,309,930	6,342,310
TOTAL ASSETS	$414,954,596	$393,443,480
LIABILITIES
Mortgage loans, net	$318,061,006	$315,989,194
Unsecured notes	906,280	1,536,809
Finance lease liabilities	22,742,195	—
Accounts payable and accrued liabilities	23,713,552	23,315,677
Advance deposits	2,879,011	2,614,981
Dividends and distributions payable	2,088,160	2,088,160
TOTAL LIABILITIES	$370,390,204	$345,544,821
Commitments and contingencies	—	—
EQUITY
Sotherly Hotels Inc. stockholders’ equity
Preferred stock, $0.01 par value, 11,000,000 shares authorized:
8.0% Series B cumulative redeemable perpetual preferred stock, 1,464,100 and 1,464,100 shares issued and outstanding; aggregate liquidation preference each $44,655,050, at September 30, 2024 and December 31, 2023, respectively.	14,641	14,641
7.875% Series C cumulative redeemable perpetual preferred stock, 1,346,110 and 1,346,110 shares issued and outstanding; aggregate liquidation preference each $40,940,681, at September 30, 2024 and December 31, 2023, respectively.	13,461	13,461
8.25% Series D cumulative redeemable perpetual preferred stock, 1,163,100 and 1,163,100 shares issued and outstanding; aggregate liquidation preference each $35,674,458, at September 30, 2024 and December 31, 2023, respectively.	11,631	11,631
Common stock, par value $0.01, 69,000,000 shares authorized, 19,849,165 shares issued and outstanding at September 30, 2024 and 19,696,805 shares issued and outstanding at December 31, 2023.	198,492	196,968
Additional paid-in capital	176,029,053	175,779,222
Unearned ESOP shares	(1,664,624)	(1,764,507)
Distributions in excess of retained earnings	(128,662,378)	(125,021,013)
Total Sotherly Hotels Inc. stockholders’ equity	45,940,276	49,230,403
Noncontrolling interest	(1,375,884)	(1,331,744)
TOTAL EQUITY	44,564,392	47,898,659
TOTAL LIABILITIES AND EQUITY	$414,954,596	$393,443,480

SOTHERLY HOTELS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
REVENUE
Rooms department	$27,164,369	$26,260,586	$91,479,915	$87,915,797
Food and beverage department	7,759,489	7,522,753	27,413,491	25,772,453
Other operating departments	5,776,123	5,398,024	19,049,373	18,001,724
Total revenue	40,699,981	39,181,363	137,942,779	131,689,974
EXPENSES
Hotel operating expenses
Rooms department	6,597,088	6,437,081	20,601,678	19,866,515
Food and beverage department	5,791,865	5,607,350	18,798,440	17,933,777
Other operating departments	2,318,079	2,198,058	7,509,942	6,819,661
Indirect	17,905,901	17,372,167	54,887,637	52,582,080
Total hotel operating expenses	32,612,933	31,614,656	101,797,697	97,202,033
Depreciation and amortization	4,860,548	4,715,019	14,447,789	14,056,523
(Gain) loss on disposal of assets	—	(4,700)	—	(4,700)
Corporate general and administrative	1,471,566	1,688,535	4,968,465	5,458,340
Total hotel operating expenses	38,945,047	38,013,510	121,213,951	116,712,196
NET OPERATING INCOME	1,754,934	1,167,853	16,728,828	14,977,778
Other income (expense)
Interest expense	(5,341,825)	(4,466,630)	(15,231,626)	(12,868,595)
Interest income	155,309	222,878	578,183	592,315
Other income	103,961	—	371,191	—
Loss on early extinguishment of debt	—	—	(241,878)	—
Realized gain on hedging activities	—	—	1,041,994	—
Unrealized gain (loss) on hedging activities	(327,826)	103,946	(1,119,247)	(51,686)
PPP debt forgiveness	—	—	—	275,494
Gain on sale of assets	—	—	4,400	—
Gain on involuntary conversion of assets	32,537	551,729	267,574	1,331,374
Net (loss) income before income taxes	(3,622,910)	(2,420,224)	2,399,419	4,256,680
Income tax provision	(66,711)	354,398	(101,988)	322,679
Net (loss) income	(3,689,621)	(2,065,826)	2,297,431	4,579,359
Add: Net loss attributable to noncontrolling interest	80,173	156,558	44,140	50,720
Net (loss) income attributable to the Company	(3,609,448)	(1,909,268)	2,341,571	4,630,079
Undeclared distributions to preferred stockholders	(1,994,313)	(1,994,313)	(5,982,938)	(5,982,938)
Net loss attributable to common stockholders	$(5,603,761)	$(3,903,581)	$(3,641,367)	$(1,352,859)
Net loss per share attributable to common stockholders:
Basic	$(0.29)	$(0.20)	$(0.19)	$(0.08)
Diluted	$(0.29)	$(0.20)	$(0.19)	$(0.08)
Weighted average number of common shares outstanding
Basic	19,434,233	18,906,851	19,408,524	18,742,219
Diluted	19,434,233	18,906,851	19,408,524	18,742,219

SOTHERLY HOTELS INC.

KEY OPERATING METRICS

(unaudited)

The following tables illustrate the key operating metrics for the three and nine months ended September 30, 2024 and 2023, respectively, for the Company’s wholly-owned properties (“actual” portfolio metrics). Accordingly, the actual data does not include the participating condominium hotel rooms of the Lyfe Resort & Residences and the Hyde Beach House Resort & Residences. The composite portfolio metrics represent the Company’s wholly-owned properties and the participating condominium hotel rooms at the Lyfe Resort & Residences and the Hyde Beach House Resort & Residences, during the three and nine months ended September 30, 2024 and the corresponding periods in 2023.

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Actual Portfolio Metrics
Occupancy %	66.9%	62.4%	68.4%	64.5%
ADR	$158.46	$164.14	$175.30	$179.18
RevPAR	$105.98	$102.46	$119.84	$115.59
Composite Portfolio Metrics
Occupancy %	66.3%	61.5%	68.2%	63.8%
ADR	$161.37	$167.10	$179.92	$184.83
RevPAR	$107.02	$102.82	$122.71	$117.89

SOTHERLY HOTELS INC.

SUPPLEMENTAL DATA

(unaudited)

The following tables illustrate the key operating metrics for the three and nine months ended September 30, 2024, 2023, and 2022, respectively, for each of the Company’s wholly-owned properties during each respective reporting period, irrespective of ownership percentage during any period.

Occupancy

	Q3 2024	Q3 2023	Q3 2022
	YTD	YTD	YTD
The DeSoto Savannah, Georgia	66.6%	69.8%	64.1%
	72.8%	71.0%	67.5%
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	62.3%	69.2%	71.6%
	68.5%	71.7%	70.8%
DoubleTree by Hilton Laurel Laurel, Maryland	52.3%	53.7%	61.4%
	57.3%	59.3%	60.4%
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	73.0%	63.1%	65.3%
	63.6%	62.8%	65.8%
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	52.7%	50.0%	55.7%
	67.2%	59.3%	64.9%
Georgian Terrace Atlanta, Georgia	52.1%	50.9%	50.7%
	57.3%	50.1%	49.1%
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	84.3%	73.6%	71.0%
	84.8%	78.2%	77.4%
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	83.5%	78.0%	75.3%
	75.4%	71.7%	63.9%
Hyatt Centric Arlington Arlington, Virginia	80.5%	77.3%	69.2%
	78.1%	77.1%	63.8%
The Whitehall Houston, Texas	62.7%	39.1%	47.2%
	60.7%	46.2%	41.9%
Lyfe Resort & Residences (1) Hollywood Beach, Florida	50.5%	43.8%	49.5%
	63.7%	51.1%	58.6%
Hyde Beach House Resort & Residences (1) Hollywood Beach, Florida	56.3%	40.9%	38.9%
	65.4%	46.2%	46.8%
All properties weighted average	66.3%	61.5%	62.0%
	68.2%	63.8%	61.2%

(1)	Reflects only those condominium units participating in our rental program for the period.

ADR

	Q3 2024	Q3 2023	Q3 2022
	YTD	YTD	YTD
The DeSoto Savannah, Georgia	$185.20	$192.17	$198.80
	$212.63	$210.62	$210.82
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$124.83	$135.56	$132.62
	$139.97	$146.03	$142.25
DoubleTree by Hilton Laurel Laurel, Maryland	$124.54	$125.68	$116.38
	$130.51	$127.92	$115.93
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$137.05	$142.80	$144.39
	$142.12	$141.67	$137.92
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	$142.09	$140.70	$154.66
	$190.33	$209.37	$210.40
Georgian Terrace Atlanta, Georgia	$173.65	$183.36	$207.86
	$180.33	$193.55	$198.44
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	$149.79	$151.04	$140.22
	$178.44	$181.67	$165.98
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	$189.30	$198.05	$189.06
	$187.32	$191.10	$186.83
Hyatt Centric Arlington Arlington, Virginia	$186.91	$188.82	$177.10
	$210.85	$207.21	$183.07
The Whitehall Houston, Texas	$146.55	$154.80	$144.45
	$154.80	$162.96	$146.54
Lyfe Resort & Residences (1) Hollywood Beach, Florida	$242.84	$282.98	$331.42
	$304.88	$365.06	$428.45
Hyde Beach House Resort & Residences (1) Hollywood Beach, Florida	$243.35	$242.02	$335.12
	$277.92	$319.01	$394.75
All properties weighted average	$161.37	$167.10	$168.18
	$179.92	$184.83	$181.72

(1)	Reflects only those condominium units participating in our rental program for the period.

RevPAR

	Q3 2024	Q3 2023	Q3 2022
	YTD	YTD	YTD
The DeSoto Savannah, Georgia	$123.38	$134.15	$127.47
	$154.85	$149.53	$142.28
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$77.81	$93.75	$94.93
	$95.85	$104.78	$100.69
DoubleTree by Hilton Laurel Laurel, Maryland	$65.13	$67.50	$71.49
	$74.81	$75.91	$70.04
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$100.02	$90.11	$94.24
	$90.45	$88.99	$90.74
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	$74.90	$70.31	$86.20
	$127.83	$124.10	$136.48
Georgian Terrace Atlanta, Georgia	$90.49	$93.42	$105.33
	$103.40	$97.00	$97.50
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	$126.27	$111.14	$99.56
	$151.28	$142.02	$128.46
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	$158.01	$154.55	$142.27
	$141.29	$137.08	$119.36
Hyatt Centric Arlington Arlington, Virginia	$150.46	$145.89	$122.55
	$164.65	$159.67	$116.87
The Whitehall Houston, Texas	$91.93	$60.54	$68.16
	$94.03	$75.30	$61.38
Lyfe Resort & Residences (1) Hollywood Beach, Florida	$122.61	$123.96	$164.05
	$194.32	$186.64	$250.92
Hyde Beach House Resort & Residences (1) Hollywood Beach, Florida	$137.08	$98.87	$130.31
	$181.65	$147.32	$184.78
All properties weighted average	$107.02	$102.82	$104.19
	$122.71	$117.89	$111.16

(1)	Reflects only those condominium units participating in our rental program for the period.

SOTHERLY HOTELS INC.

RECONCILIATION OF NET (LOSS) INCOME TO

FFO, Adjusted FFO, EBITDA and Hotel EBITDA

(unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Net (loss) income	$(3,689,621)	$(2,065,826)	$2,297,431	$4,579,359
Depreciation and amortization - real estate	4,845,743	4,702,148	14,403,372	14,017,095
Gain on sale of assets	—	(4,700)	(4,400)	(4,700)
Gain on involuntary conversion of assets	(32,537)	(551,729)	(267,574)	(1,331,374)
FFO	1,123,585	2,079,893	16,428,829	17,260,380
Distributions to preferred stockholders	(1,994,313)	(1,994,313)	(5,982,938)	(5,982,938)
FFO attributable to common stockholders and unitholders	(870,728)	85,580	10,445,891	11,277,442
Amortization	14,806	12,871	44,417	39,428
ESOP and stock - based compensation	47,410	55,763	351,193	370,714
Loss on early debt extinguishment	—	—	241,878	—
Negative lease amortization	132,964	—	132,964	—
Unrealized loss (gain) on hedging activities	327,826	(103,946)	1,119,247	51,686
Adjusted FFO attributable to common stockholders and unitholders	(347,722)	$50,268	$12,335,590	$11,739,270

Weighted average number of shares outstanding, basic	19,434,233	18,906,851	19,408,524	18,742,219

Weighted average number of non-controlling units	364,186	578,744	364,186	724,555

Weighted average number of shares and units outstanding, basic	19,798,419	19,485,595	19,772,710	19,466,774

FFO per common share and unit	$(0.04)	$0.00	$0.53	$0.58

Adjusted FFO per common share and unit	$(0.02)	$0.00	$0.62	$0.60

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Net (loss) income	$(3,689,621)	$(2,065,826)	$2,297,431	$4,579,359
Interest expense	5,341,825	4,466,630	15,231,626	12,868,595
Interest income	(155,309)	(222,878)	(578,183)	(592,315)
Income tax provision	66,711	(354,398)	101,988	(322,679)
Depreciation and amortization	4,860,548	4,715,019	14,447,789	14,056,523
EBITDA	6,424,154	6,538,547	31,500,651	30,589,483
PPP loan forgiveness	—	—	—	(275,494)
Other income	(103,961)	—	(371,191)	—
Loss on early debt extinguishment	—	—	241,878	—
Gain on sale of assets	—	(4,700)	(4,400)	(4,700)
Gain on involuntary conversion of assets	(32,537)	(551,729)	(267,574)	(1,331,374)
Subtotal	6,287,656	5,982,118	31,099,364	28,977,915
Corporate general and administrative	1,471,566	1,688,535	4,968,465	5,458,340
Realized and unrealized (gain) loss on hedging activities	327,826	(103,946)	77,253	51,686
Hotel EBITDA	$8,087,048	$7,566,707	$36,145,082	$34,487,941

Tables below are reflected in thousands of dollars:

Reconciliation of Outlook of Net (Loss) Income to EBITDA and Hotel EBITDA

	2024 Guidance
	Low Range	High Range

Net (loss) income	$(497)	$100
Interest expense	20,780	20,780
Interest income	(705)	(705)
Income tax provision	130	130
Depreciation and amortization	19,285	19,285

EBITDA	38,993	39,590
Loss on early extinguishment of debt	240	240
Gain on disposal of assets	(4)	(4)
Other income	(475)	(475)
Realized and unrealized gain on hedging activities	10	10
Gain on involuntary conversion of assets	(268)	(268)
Corporate general and administrative	6,478	6,478

Hotel EBITDA	$44,974	$45,571

Reconciliation of Outlook of Net (Loss) Income to FFO and Adjusted FFO

	2024 Guidance
	Low Range	High Range

Net (loss) income	$(497)	$100
Interest income	19,225	19,225
Gain on disposal of assets	(4)	(4)
Depreciation and amortization	(268)	(268)

FFO	18,456	19,053
Distributions to preferred stockholders	(7,975)	(7,975)

FFO attributable to common stockholders and unitholders	10,481	11,078
Depreciation and amortization	60	60
Loss on early extinguishment of debt	240	240
Negative amortization on ground lease	540	540
Unrealized loss on hedging activities	1,050	1,050
ESOP & stock-based compensation	450	450
Adjusted FFO attributable to common stockholders and unitholders	$12,821	$13,418

Non-GAAP Financial Measures

The Company considers the non-GAAP financial measures of FFO (including FFO per common share and unit), Adjusted FFO (including Adjusted FFO per common share and unit), EBITDA and Hotel EBITDA to be key supplemental measures of the Company’s performance and could be considered along with, not alternatives to, net income (loss) as a measure of the Company’s performance. These measures do not represent cash generated from operating activities determined by generally accepted accounting principles (“GAAP”) or amounts available for the Company’s discretionary use and should not be considered alternative measures of net income, cash flows from operations or any other operating performance measure prescribed by GAAP.

FFO

Industry analysts and investors use FFO as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP, gains or losses from sales of previously depreciated operating real estate assets, gains or losses from involuntary conversions of assets, plus certain non-cash items such as real estate asset depreciation and amortization or impairment, and adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself.

The Company considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

Adjusted FFO

The Company presents Adjusted FFO, including Adjusted FFO per share and unit, which adjusts for certain additional items that are not in NAREIT’s definition of FFO including changes in deferred income taxes, any unrealized gain (loss) on hedging instruments, losses on early extinguishment of debt, gains on extinguishment of preferred stock, aborted offering costs, loan modification fees, franchise termination costs, costs associated with the departure of executive officers, litigation settlement, management contract termination costs, operating asset depreciation and amortization, gain or loss on a change in control, ESOP and stock compensation expenses and negative lease amortization on our finance ground lease obligation. We exclude these items as we believe it allows for meaningful comparisons between periods and among other REITs and is more indicative than FFO of the on-going performance of our business and assets. Our calculation of Adjusted FFO may be different from similar measures calculated by other REITs.

EBITDA

The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of those items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrues directly to shareholders.

Hotel EBITDA

The Company defines Hotel EBITDA as net income or loss excluding: (1) interest expense, (2) interest income, (3) income tax provision or benefit, (4) depreciation and amortization, (5) impairment of long-lived assets or investments, (6) gains and losses on disposal and/or sale of assets, (7) gains and losses on involuntary conversions of assets, (8) realized or unrealized gains and losses on derivative instruments not included in other comprehensive income, (9) other income at the properties, (10) loss on early debt extinguishment, (11) Paycheck Protection Program (PPP) debt forgiveness, (12) gain on exercise of development right, (13) corporate general and administrative expense, and (14) other income not related to our wholly-owned portfolio. We believe this provides a more complete understanding of the operating results over which our wholly-owned hotels and its operators have direct control. We believe Hotel EBITDA provides investors with supplemental information on the on-going operational performance of our hotels and the effectiveness of third-party management companies operating our business on a property-level basis. The Company’s calculation of Hotel EBITDA may be different from similar measures calculated by other REITs.